Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF MAY 31, 2017

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$25,350
Cash equivalents held in trust	4,431
Total investments held in trust	29,781
Cash and cash equivalents	670
Fixed-maturity securities, at fair value	1,701
Accrued investment income	126
Prepaid expenses	6
Premiums receivable	101
Total assets	$32,385

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$211
Unearned premiums	36
Accrued ceding commission expense	16
Other liabilities	129
Total liabilities	392
Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained deficit	(37,887)
Total stockholder’s equity	31,993
Total liabilities and stockholder’s equity	$32,385

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED MAY 31, 2017

(in thousands)

Revenues:
Premiums earned	$103
Net investment income	27
Total revenues	130
Expenses:
Underwriting expense	20
General and administrative expenses	132
Total expenses	152
Loss before federal income taxes	(22)
Federal income tax expense	—
Net loss	$(22)